Exhibit 99.2

Notice of Guaranteed Delivery

for shares of common stock of

THE PROCTER & GAMBLE COMPANY

Offer to Exchange all shares of common stock of

GALLERIA CO.

that are owned by The Procter & Gamble Company

and will be converted into the right to receive shares of class A common stock of

COTY INC.

for shares of common stock of The Procter & Gamble Company

(Not to be used for signature guarantees)

The exchange offer and withdrawal rights will expire at 12:00 midnight, New York City time, on September 29, 2016, unless the offer is extended or earlier terminated. Such date or, if the offer is extended, the date to which the offer is extended, is referred to in this document as the “Expiration Date.” Shares of common stock of The Procter & Gamble Company tendered pursuant to the exchange offer may be withdrawn at any time at or prior to the expiration of the exchange offer.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the exchange offer (as set forth in the Prospectus, dated September 1, 2016 and the related Letter of Transmittal) in the following circumstances:

(1)	if certificates representing shares of The Procter & Gamble Company (“P&G”) common stock, without par value, are not immediately available;

(2)	if the procedures for book-entry transfer through The Depository Trust Company cannot be complied with on a timely basis; or

(3)	if time will not permit the shares or other required documents to be delivered to Wells Fargo Bank, N.A. (the “Exchange Agent”), on or before the Expiration Date.

This Notice of Guaranteed Delivery may be transmitted by facsimile or mailed to the Exchange Agent as described in the Prospectus. Additional information can be found in the section entitled “The Exchange Offer—Terms of the Exchange Offer—Procedures for Tendering” in the Prospectus. Only registered shareholders (including any participant in The Depository Trust Company whose name appears on a security position listing as the owner of shares of P&G common stock) may submit this Notice of Guaranteed Delivery.

The Exchange Agent for the exchange offer is:

Wells Fargo Bank, N.A.

By Mail: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, MN 55164-0858	By Facsimile Transmission: Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions (800) 468-9716 (phone) (866) 734-9952 (fax)

By Hand or Overnight Courier:

(By midnight New York City time on the Expiration Date)

Wells Fargo Bank, N.A.

Shareowner Services

Voluntary Corporate Actions

1110 Centre Pointe Curve

Suite 101

Mendota Heights, MN 55120

Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile number other than the facsimile number set forth above will not constitute a valid delivery to the Exchange Agent.

This Notice of Guaranteed Delivery to the Exchange Agent is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution that is a participant in The Depository Trust Company (an “Eligible Institution”) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or an “agent’s message” (as described in the instructions accompanying the Letter of Transmittal) and certificates for shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

By executing this Notice of Guaranteed Delivery, you are guaranteeing that (1)(a) certificates representing all physically tendered shares of P&G common stock listed on this notice or (b) in the case of shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those shares of P&G common stock in the Exchange Agent’s account at The Depository Trust Company, (2) a letter of transmittal for shares of P&G common stock, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer through the Depository Trust Company, an “agent’s message” (as described in the instructions accompanying the Letter of Transmittal) and (3) any other required documents will in fact be delivered to the Exchange Agent no later than 5:00 P.M. New York City time, on the third New York Stock Exchange trading day after this Notice of Guaranteed Delivery is delivered to the Exchange Agent. Failure to complete the above actions by such time could result in financial loss to the Eligible Institution making this guarantee.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to The Procter & Gamble Company (“P&G”) the number of shares of P&G common stock set forth below, on the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, as amended or supplemented, which together constitute the offer by P&G to exchange all shares of common stock of Galleria Co. (“Galleria Company”) owned by P&G and which will automatically convert into the right to receive shares of class A common stock of Coty Inc. in the transactions described in the Prospectus.

Number of Shares Guaranteed for Tender

NOTE:    DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

☐    ALL shares tendered OR

☐    Partial tender of shares—please enter share amounts below

If you wish to tender fewer than all certificated shares presented, please indicate the number of shares you wish to tender. Otherwise, ALL shares represented by share certificates or book entry delivered to the Exchange Agent will be deemed to have been tendered. See Instruction 3.

If shares are held in book-entry form, indicate the number of shares you are tendering. By signing and submitting this Notice of Guaranteed Delivery you warrant that these shares will not be sold, including by limit order request, unless properly withdrawn from the exchange offer. See Instruction 3.

	Whole Shares		Fractional Shares

Certificated Shares		●

DRS Book-Entry Shares		●

DSPP Book-Entry Shares		●

TOTAL SHARES		●

ODD LOTS

(See Instruction 4)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, and who continues to own, beneficially or of record, as of the expiration of the exchange offer, an aggregate of fewer than 100 shares of P&G common stock. The undersigned either (check one box):

☐    is the beneficial or record owner of an aggregate of fewer than 100 shares of P&G common stock, all of which are being tendered; or

☐    is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of those shares.

Signature of Owner(s)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) “own(s)” the shares of P&G common stock tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of shares of P&G common stock complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent either the certificates evidencing all tendered shares of P&G common stock, in proper form for transfer, or to deliver shares pursuant to the procedure for book-entry transfer into the Exchange Agent’s account at The Depository Trust Company (the “Book-Entry Transfer Facility”), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an “agent’s message” (as described in the instructions accompanying the Letter of Transmittal) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

☐	Check if securities will be tendered by book-entry transfer.

Name of Tendering Institution:

Account Number:

Authorized Signature:

Title:

Name:

Dated:

Name of Firm:

Address:

Area Code and Telephone Number: